UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2017

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2017, EnerSys (the “Company”), appointed Ronald P. Vargo and Nelda J. Connors to its Board of Directors (the “Board”).  Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Ronald P. Vargo as a Class III director, effective August 1, 2017, with a term expiring at the 2019 annual meeting of stockholders. Ms. Connors was appointed as a Class II director, effective August 15, 2017, with a term expiring at the 2018 annual meeting of stockholders.

The appointments of Mr. Vargo and Ms. Connors will fill two existing vacancies on the Board. Board committee assignments have not yet been determined for either Mr. Vargo or Ms. Connors.

There are no arrangements or understandings between Mr. Vargo, Ms. Connors and any other persons with respect to their appointments as a director. Neither Mr. Vargo nor Ms. Connors have an interest requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Vargo, Ms. Connors, or any member of their respective immediate families, had, or will have, a direct or indirect material interest.

Both Mr. Vargo and Ms. Connors will be compensated for services as a director on the same basis as other non-employee directors of the Company, including annual retainers, fees for attending board and committee meetings, eligibility to participate in the Company’s Voluntary Deferred Compensation Plan for Non-Employee Directors and eligibility to receive other stock-based awards as may be approved from time to time by the Board. Such compensation will be in accordance with the Company’s previously adopted compensation arrangements for directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 19, 2017.  Such description is incorporated herein by reference.

A copy of the press release related to Mr. Vargo and Ms. Connors appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated July 10, 2017, of EnerSys regarding the appointment of two new members to the Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 10, 2017	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated July 10, 2017, of EnerSys regarding the appointment of two new members to the Board of Directors.